UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – May 19, 2016

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04       Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by SIFCO Industries, Inc. on May 19, 2016. This 8-K/A is being filed to correct the date on which SIFCO Industries, Inc. received notice from the plan administrator of the SIFCO Industries, Inc. Employees' 401(K) Plan from May 4, 2016 to May 19, 2016. The revised text of the Current Report is included in full below.
On May 19, 2016, SIFCO Industries, Inc. ("SIFCO" or the "Company") received a notice from the plan administrator of the SIFCO Industries, Inc. Employees' 401(K) Plan (the “Plan”) pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 regarding a blackout period (the "Blackout Period") under the Plan. The Blackout Period is required because the Plan is making certain administrative changes, including changing the trustee and the custodian of the Plan.
In connection with the foregoing, on May 19, 2016, the Company sent a Notice (the "Notice") to the directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR. As described more fully in the Notice, the Blackout Period is expected to begin on June 23, 2016 at 4:00 p.m. EST and expected to end during the week of July 18, 2016. During the blackout period and for a period of two years after the ending date of the blackout period, shareholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting the Corporate Human Resource Director by telephone at 216-881-8600 or by mail to SIFCO Industries, Inc., Attn: Corporate Human Resource Director, 970 E. 64th St., Cleveland, Ohio 44113.
During the Blackout Period, Plan participants will be unable to engage in transactions involving the assets held in their Plan accounts, including changes to contribution rates, directing or diversifying investments (including SIFCO common stock), or obtaining a Plan loan, withdrawal, or distribution.
A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Notice provided to directors and executive officers of SIFCO on May 19, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: June 3, 2016
/s/ Salvatore Incanno
Salvatore Incanno
Chief Financial Officer
(Principal Financial Officer)